Exhibit 23.1

                      CONSENT OF ERNST & YOUNG LLP
                    INDEPENDENT CHARTERED ACCOUNTANTS





We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment #1 to Form F-3 No. 333-85922) and related Prospectus of Cardiome Pharma Corp. for the registration of 9,838,828 common shares and to the incorporation by reference therein of our reports and our Comments of Auditor for US Readers on Canada-US Reporting Differences (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) (a) dated February 8, 2002 (except as to note 19[a] and 19[c] which is as of March 8, 2002 and note 19[e] which is as of March 28, 2002) dated February 8, 2002, with respect to the consolidated financial statements of Cardiome Pharma Corp. for the year ended November 30, 2001; and (b) dated December 21, 2001 with respect to the financial statements of Paralex, Inc. for the period from January 26, 2001 (date of incorporation) to November 30, 2001, included in the Annual Report on Form 20-F, filed with the Securities and Exchange Commission.


Vancouver, Canada,

                                                           /s/ Ernst & Young LLP

July 9, 2002.                                              Chartered Accountants

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